Exhibit 99.1

February 10, 2015

Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

SHORE PREMIER FINANCE ESTABLISHES RELATIONSHIP WITH BENETEAU GROUP’S PREFERRED FINANCING SOURCE IN THE UNITED STATES

Virginia Beach, VA, February 10, 2015: Hampton Roads Bankshares, Inc. (NASDAQ: HMPR) (HRB), the holding company for The Bank of Hampton Roads (BHR) and Shore Bank (Shore), today announced that Beneteau Group’s preferred financing partner in the United States, SGB Finance North America (SGB NA), has replaced its former source of funding in the United States with Shore Premier Finance (SPF), a Baltimore, Maryland, based specialty finance unit of Shore.  SPF will support SGB NA to provide new and improved financing products and service to Beneteau Group dealers and customers.

“Beneteau Group and its brands are recognized around the world and we are excited that SPF will work with SGB NA to meet the needs of Beneteau Group’s dealers and customers in the United States” said Herve Bonnet, President and Chief Executive Officer of SPF.  “We continue to build SPF by establishing partnerships with the leaders in the marine industry.”

Through agreements made with Beneteau Group, the world’s number one sailing yacht builder, SPF will strengthen and support SGB NA’s exclusive partnership with Beneteau Group to provide retail and wholesale marine financing solutions to the Beneteau, Jeanneau, Prestige, Lagoon and Monte Carlo dealer networks in the United States.

“We are thrilled by the opportunities this new relationship will bring to support our fast-paced growth in the United States.” declared Emmanuel Arri, Vice President Finance of Beneteau Inc. “Giving access to innovative financing solutions is key to our development, and this relationship with SPF comes at the right time to support our strategy in 2015."

The SGB NA name and team in the United States will remain the same and will work through SPF to improve, deepen and expand the current Beneteau Group dealer and consumer finance programs.

“When we launched SPF past year, we knew that the deep expertise in marine finance and the relationships that our SPF team brought with them would create great opportunities for SPF. Beneteau Group is a global leader in the marine industry and shares our core values of excellence, consistency and maximizing customer choice" said Douglas Glenn, President and Chief Executive Officer of HRB.

About the Beneteau Group

The world's number one yacht builder - both mono and multi-hull - the Beneteau Group has continued to make progress on the motorboat market, and is now one of the world's leading players.

On both sailing yachts and motorboats, the Group's brands - BENETEAU, JEANNEAU, LAGOON, PRESTIGE, MCY, CNB, FOUR WINNS, GLASTRON, WELLCRAFT and SCARAB – are able to offer more than 200 models ranging from 15 to 90 feet.

The Group is also a leading player on the European leisure home market, with its O'HARA and IRM brands, and is developing its business on the market for high environmental performance residential housing. With the design and production of woodenframe houses, it aims to make quality homes that are affordable and in line with sustainable development standards.

About SGB Finance North America

Through its exclusive partnership with Beneteau Group, SGB Finance North America provides retail and wholesale marine financing solutions to the Beneteau Group dealer network for Beneteau, Jeanneau, Lagoon, Prestige and Monte Carlo brands.

About Shore Premier Finance

Shore Premier Finance (SPF) is a specialty finance unit of Shore Bank. Headquartered in Baltimore, MD, SPF specializes in marine financing for US Coast Guard documented vessels to customers throughout the United States.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. HRB’s primary subsidiaries are BHR, which opened for business in 1987, and Shore, which opened in 1961 (the “Banks”). The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, BHR operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co. Shore serves the Eastern Shore of Virginia, eastern Maryland, and southern Delaware through eight banking offices, ATMs, and loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services. Shares of the HRB’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about HRB and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements about future trends and strategies and the expected performance of HRB's operations, divisions, personnel and branches. Although HRB believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of HRB will not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in HRB's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and other filings made with the SEC.